RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED _____ __, 2023 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE FUND.

The Herzfeld Caribbean Basin Fund, Inc.

Incorporated under the laws of the State of Maryland

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of The Herzfeld Caribbean Basin Fund, Inc.

Subscription Price: $[_] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON ______ __, 2023, UNLESS EXTENDED BY THE FUND

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of The Herzfeld Caribbean Basin Fund, Inc., a closed-end management investment company incorporated under the laws of the State of Maryland, at a subscription price of $[ ] per share (the "Primary Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of The Herzfeld Caribbean Basin Fund, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Primary Subscription Right (the "Excess Shares"), any Rights holder that exercises its Primary Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of The Herzfeld Caribbean Basin Fund, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of The Herzfeld Caribbean Basin Fund, Inc. and the signatures of its duly authorized officers.

Dated:

Erik Herzfeld, President and Principal Executive Officer

Zachary Richmond, Principal Financial Officer and Principal Accounting Officer

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:
Equiniti Trust Company, LLC
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

If delivering by mail or overnight courier:
Equiniti Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Primary Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Primary Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Primary Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF PRIMARY SUBSCRIPTION RIGHT:

I apply for ______________ shares x $[ ] = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Primary Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 200% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Privilege:

I apply for ______________ shares x $[ ] = $______________
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $_________________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "The Herzfeld Caribbean Basin Fund, Inc."

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ____
(Name of Bank or Firm)

By:____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THE HERZFELD CARIBBEAN BASIN FUND, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE FUND AT (305) 777-1660.